Exhibit 99.01



                           SENTO TO ACQUIRE XTRASOURCE
     - Purchase transaction will increase Sento annual sales by $10 million and be immediately accretive -
                - Move into Europe extends worldwide footprint -


AMERICAN FORK, Utah, November 8, 2004 - Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, announced today that it has signed a definitive agreement to acquire the operating assets of Xtrasource, Inc., of Hudson, Ohio, an advanced contact solution provider. Xtrasource, a privately held company with annual sales in excess of $10 million, has contact center operations in Raleigh, North Carolina, Enschede, the Netherlands, and Metz, France, which together serve 18 countries in 13 languages. The transaction is expected to close by the end of November 2004.

Patrick F. O'Neal, President and CEO of Sento, commented: "This is an excellent deal strategically, financially and for our shareholders; and we expect that it will be immediately accretive. We are adding highly experienced management and staff, establishing a much-needed direct presence in EMEA, and diversifying our customer base with the highest caliber names, including Philips, Logitech and Thomson Consumer Electronics. Sento's strong balance sheet, combined with our strong market positions and capabilities, enables us to accelerate the achievement of our financial and strategic growth plans while better serving our customers. All of this with no dilution to our shareholders."

The transaction includes the purchase of assets and assumption of certain liabilities of Xtrasource as well as acquisition of all of the stock in its wholly owned European operations. As part of the transaction, Xtrasource will be eligible for a five-year earn-out based on a percentage of EBITDA to be generated from its current and future clients. Earn-out payments begin only after Sento recoups the cost of all of the assumed net liabilities. Sento is also acquiring the senior secured debt of Xtrasource held by an outside party. As the sole secured creditor, Sento intends to renegotiate and pay off the unsecured and secured liabilities of Xtrasource utilizing only the cash and accounts receivable Xtrasource has at closing. As a result, the net liabilities to be assumed by Sento are estimated at $500,000.

The transaction, which has been approved by the Boards of Directors of both companies and the Work Councils in each European facility, is subject to final legal and accounting review and normal terms and conditions. The management team and employees of Xtrasource are expected to continue at the company.

Sento plans to make capital investments of approximately $1.5 million over the next 18 months related to facility and equipment enhancements for the Xtrasource operations, including the relocation of its offices in Enschede. These amounts are in line with its normal capital expenditure to new revenue ratio. Sento will immediately utilize a large percentage of the Raleigh facility for current growth of existing Sento business.

A description of the material terms and conditions of the transaction, which will be effected through a wholly-owned subsidiary of Sento, are available in the related 8-K filing with the Securities & Exchange Commission and can be found on the Company's website at www.sento.com.

Mr. O'Neal noted: "Before this acquisition, we were on track to achieve fiscal 2005 revenues of $30 million and operating profitability in the second half of the year. The addition of Xtrasource will enable us to exceed that revenue goal and to achieve a higher level of profitability than originally anticipated."

Thomas C. Tyler, President and CEO of Xtrasource, added: "We are very excited to join forces with a company as highly regarded as Sento Corporation. It was important to us to find a partner who shares the same mission of delivering the highest quality and most cost-effective solutions in right channeling. Xtrasource has a track record of providing excellent customer contact solutions for both consumer and business customers. By combining our strengths with Sento's strong and complementary Customer Choice PlatformSM, we will enhance our service offerings and market position."

The Company noted that Mr. Tyler will become Senior Vice President of Business Development after the transaction is completed.

In conclusion, Mr. O'Neal stated: "The addition of Xtrasource broadens our customer base, responds to the needs of our current customers by expanding our worldwide footprint, and is in line with our strategy to build a powerful position in right channeling."

CONFERENCE CALL

Sento senior management will host a conference call tomorrow, November 9 at 8 a.m. Mountain Time (10 a.m. Eastern Time) to discuss the acquisition of Xtrasource. To access the call, dial 816-650-0777, in or outside the U.S., five minutes before start time. The confirmation number is 29800521. In addition, this call will be Web cast by CCBN and can be accessed at Sento's Web site at: www.sento.com. The Web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The Web cast of this call will be available for two months by visiting one of CCBN's Web sites as stated above.

SENTO PROFILE

Sento Corporation (www.sento.com), with revenues of $25.9 million for the trailing twelve months, has emerged as a leading provider of outsourced customer care and sales support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's Customer Choice PlatformSM, an integrated suite of multi-channel CRM technologies, customers are right channeled, that is, given a choice of self-service and assisted-service options--via web, e-mail, chat, and phone, for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides support in 17 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the completion of the described acquisition, difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company, the Company's stock price has historically been volatile; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

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